 Exhibit 3.88

STATE of DELAWARE
LIMITATION OF LIABILITY COMPANY
CERTIFICATE of FORMATION

First:	The name of the limited liability company is:

L3TV Colorado Cable System, LLC.

Second:	The address of its registered office in the State of Delaware is:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808.

The name of its Registered agent at such address is:

Corporation Services Company.

Third:	L3TV Colorado Cable System, LLC shall commence upon the filing of this Certificate of Formation and shall continue in until dissolved.

In Witness Whereof, the undersigned has executed this Certificate of Formation this 14th day of September 2016.

By:	/s/ Darin Inglish
Darin Inglish
Attorney

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT CHANGING ONLY THE
REGISTERED OFFICE OR REGISTERED AGENT OF A
LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.            The name of the limited liability company is L3TV COLORADO CABLE SYSTEM, LLC.

The Registered Office of the limited liability company in the State of Delaware is changed to 2711 CENTERVILLE ROAD, SUITE 400 (street), in the City of WILMINGTON, Zip Code 19808                          . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE COMPANY CORPORATION.

By:	/s/ JEFFREY BINDER
Authorized Person
Name: JEFFREY BINDER